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                                                                     Exhibt 23.2



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2000 relating to the financial statements and financial statement schedule of Consolidated Natural Gas Company, which appears in Consolidated Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 2000.


PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania
October 19, 2001